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                                                                    EXHIBIT 23.2

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

                      [PricewaterhouseCoopers Letterhead]



                       Consent of Independent Accountants
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     We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated June 27, 2000, relating to the statements of net assets available for benefits and the related statements of changes in net assets available for benefits of the Deferred Profit Sharing Plan of Morgan Guaranty Trust Company of New York and Affiliated Companies for United States Employees (the "Plan") at December 31, 1999 and December 31, 1998, which appears in the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP
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PriceWaterhouseCoopers LLP

New York, NY
December 29, 2000